EXHIBIT 6.14

Assignment of 313 Mica Purchase Agreement

AMENDMENT TO CHANGE PARTY

THIS AMENDMENT TO CHANGE PARTY (this "Amendment") is, by this reference, made part of the Purchase and Sale Agreement (the "Agreement") dated as of the eighth day of March, 2023, between TIRIOS PROPCO SERIES LLC - 313 MICA, Sammie Francis Joseph III (collectively, "Buyer") and Seller, as defined in the Agreement, respecting Lot 37 of Block H of Sunset Oaks Subdivision/Plat in the community known as Sunset Oaks Stonehill (the "Community").

1. Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Amendment to the Agreement shall be deemed to include references to this Amendment and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. Change of Party. Buyer has requested the following changes to the parties comprising Buyer in the Agreement:

☒	Buyer desires that the following person(s) be added as a party to the Agreement:

TIRIOS PROPCO SERIES LLC - 313 MICA ("New Party")

("New Party")

("New Party")

From and after this date, the term "Buyer" under the Agreement shall include the original Buyer and the New Party. New Party has reviewed the entire Agreement provided to original Buyers including all addenda, riders, amendments, and disclosures and hereby acknowledges and agrees to be bound by the provisions of these documents, including, without limitation, the provisions relating to dispute resolution.

☒	Government issued identification card for New Party is attached.

☒	Buyer desires that the following person(s) be deleted as a party to the Agreement:

Sammie Francis Joseph III ("Deleted Party")

("Deleted Party")

("Deleted Party")

From and after this date, the term "Buyer" under the Agreement shall exclude the Deleted Party and shall include only the following persons and/or entities:

TIRIOS PROPCO SERIES LLC - 313 MICA	("Buyer")

("Buyer")

("Buyer")

("Buyer")

Deleted Party hereby waives any and all rights to the Deposit and agrees that Deleted Party has no further rights and/or obligations under the Agreement.

3. No Impact on Buyer's Deadlines. If the time period within which Buyer is obligated to perform under the Agreement is defined by reference to the execution of the Agreement, such time period will continue run from the execution of the Agreement by the original Buyers and the Seller and will not be reset by the execution of this Amendment.

4. Counterparts. This Amendment shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Amendment electronically to the other party.

5. Conflicts. In the event of any conflict between this Amendment and the Agreement, this Amendment shall control. In all other respects, the Agreement shall remain in full force and effect.

6. Entire Agreement. The Agreement, together with this Amendment and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Amendment or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

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NATIONAL STANDARD (01-DEC-21)
04/29/2023 09:30 AM

ORIGINAL BUYER - TIRIOS PROPCO SERIES LLC - 313 MICA		ORIGINAL BUYER - Sammie Francis Joseph III
Date	5/1/2023	Date	5/1/2023

ORIGINAL BUYER -		ORIGINAL BUYER -
Date		Date

NEW PARTY - TIRIOS PROPCO SERIES LLC - 313 MICA		NEW PARTY -
Date	5/1/2023	Date

NEW PARTY -
Date

DELETED PARTY - Sammie Francis Joseph III		DELETED PARTY -
Date	5/1/2023	Date

DELETED PARTY -
Date

SELLER:
Lennar Homes of Texas Sales and Marketing, Ltd.
a

By
Kody Walker
Title:	Authorized Representative

Date Signed by Seller:	5/1/2023

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NATIONAL STANDARD (01-DEC-21)
04/29/2023 09:30 AM